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                                                                    Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                                -----------------


                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ---------------

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


                New York                                         13-5160382
     (Jurisdiction of incorporation                          (I.R.S. Employer
      if not a U.S. national bank)                          Identification No.)

One Wall Street, New York, New York                                 10286
(Address of principal executive offices)                         (Zip code)

                                -----------------



                             TXU ENERGY COMPANY LLC
               (Exact name of obligor as specified in its charter)


              Delaware                                          75-1837355
     (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

            Energy Plaza
         1601 Bryan Street
             Dallas, Texas                                      75201-3411
(Address of principal executive offices)                        (Zip code)

                            ------------------------


                  Floating Rate Exchange Senior Notes due 2006
                       (Title of the indenture securities)



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Item 1.   General Information.

            Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the        2 Rector Street, New York, N.Y. 10006
   State of New York                      and Albany, N.Y. 12203
Federal Reserve Bank of New York      33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance             550 17th Street, N.W.,
Corporation                            Washington, D.C. 20429
New York Clearing House Association   New York, N.Y. 10005

      (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.    Affiliations with Obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

              None. (See Note on page 2.)

Item 16.   List of Exhibits.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

            1.    -    A copy of the Organization Certificate of The Bank of
                       New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                       (Exhibit 1 to Amendment No. 1 to Form T-1 filed with
                       Registration Statement No. 33-6215, Exhibits 1a and 1b to
                       Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration
                       Statement No. 33-29637.)

            4.    -    A copy of the existing By-laws of the Trustee.
                       (Exhibit 4 to Form T-1 filed as Exhibit
                       25(a) to Registration Statement No. 333-102200.)

            6.    -    The consent of the Trustee required by Section 321(b) of
                       the Act.  (Exhibit 6 to Form T-1 filed with Registration
                       Statement No. 33-44051.)

            7.    -    A copy of the latest report of condition of the Trustee
                       published pursuant to law or to the requirements of its supervising or examining authority.









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                                      NOTE

                  Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                  Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

                  Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of February, 2005.




                                                    THE BANK OF NEW YORK


                                                    By: /s/ Remo J. Reale
                                                       -----------------------
                                                      Name:   Remo J. Reale
                                                      Title:  Vice President








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                                                                                                  EXHIBIT 7
                                                                                                (Page 1 of 3)

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                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts
ASSETS                                                                                         In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency and coin..                                           $3,036,306
   Interest-bearing balances...........................                                            9,034,655
Securities:
   Held-to-maturity securities.........................                                            1,693,598
   Available-for-sale securities.......................                                           20,325,634
Federal funds sold and securities purchased under
   agreements to resell................................
   Federal funds sold in domestic offices..............                                               19,100
   Securities purchased under agreements to
   resell..............................................                                            4,324,992
Loans and lease financing receivables:
   Loans and leases held for sale......................                                                6,685
   Loans and leases, net of unearned
     income............................................                                           37,402,355
   LESS: Allowance for loan and
     lease losses......................................                                              594,211
   Loans and leases, net of unearned
     income and allowance..............................                                           36,808,144
Trading Assets.........................................                                            3,420,107
Premises and fixed assets (including capitalized
   leases).............................................                                              969,419
Other real estate owned................................                                                1,253
Investments in unconsolidated subsidiaries and
   associated companies................................                                              253,729
Customers' liability to this bank on acceptances
   outstanding.........................................                                              166,157
Intangible assets......................................
   Goodwill............................................                                            2,708,882
   Other intangible assets.............................                                              748,171
Other assets...........................................                                            6,998,625
                                                                                                 -----------
Total assets...........................................                                          $90,515,457
                                                                                                 ===========
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                                                                                                       EXHIBIT 7
                                                                                                     (Page 2 of 3)
LIABILITIES
Deposits:
   In domestic offices.................................                                          $40,236,165
   Noninterest-bearing.................................                                           15,201,748
   Interest-bearing....................................                                           25,034,417
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                                           24,110,224
   Noninterest-bearing.................................                                              300,559
   Interest-bearing....................................                                           23,809,665
Federal funds purchased and securities sold under
     agreements to repurchase..........................
   Federal funds purchased in domestic
     offices...........................................                                              717,565
   Securities sold under agreements to
     repurchase........................................                                              812,853
Trading liabilities....................................                                            2,598,442
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)...........................                                            4,158,526
Not applicable
Bank's liability on acceptances executed and
   outstanding.........................................                                              167,267
Subordinated notes and debentures......................                                            2,389,088
Other liabilities......................................                                            6,730,454
                                                                                                 ------------
Total liabilities......................................                                          $81,920,584
                                                                                                 ===========
Minority interest in consolidated
   subsidiaries........................................                                              142,058

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus.............................................                                                    0
Common stock...........................................                                            1,135,284
Surplus................................................                                            2,087,205
Retained earnings......................................                                            5,213,125
Accumulated other comprehensive income.................                                               17,201
Other equity capital components........................                                                    0
Total equity capital...................................                                            8,452,815
                                                                                                 -----------
Total liabilities, minority interest, and equity
   capital.............................................                                          $90,515,457
                                                                                                 ===========
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                                                                     EXHIBIT 7
                                                                  (Page 3 of 3)


I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                             Thomas J. Mastro,
                                         Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith                                                  Directors




















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